Exhibit 10.5
Upstart-CRB Small Business Loan Program
Sale Agreement Addendum

This Small Business Loan Program Sale Agreement Addendum (the “Addendum”) is entered into as of June 28, 2022 and is attached to and made a part of the Third Amended and Restated Loan Sale Agreement between Cross River Bank (“Bank”) and Upstart Network, Inc. (“Purchaser”) dated January 1, 2019 (as amended, supplemented or otherwise modified, the “Sale Agreement”).
WHEREAS, the parties wish to supplement the Sale Agreement with additional terms and conditions related to Bank’s sale of certain secured and unsecured small business loans used for business purposes (each, a “Small Business Loan”).
NOW THEREFORE, in consideration of the mutual covenants and promises exchanged herein, the receipt and sufficiency of which is hereby acknowledged as adequate consideration, the parties agree as follows:
(1)Definitions. Capitalized terms used in this Addendum but not defined herein will have the same meaning as in the Sale Agreement.
(2)Small Business Loan Program. The parties agree as follows:
a.Solely for purposes of the Small Business Loan Program, the definition of “Loan” in the Sale Agreement is hereby deleted in its entirety and replaced with the following:
“Loan” means a consumer loan or a commercial loan made by Bank to a Borrower under the Program.
The parties agree that all other terms and provisions (including, without limitation, all definitions) in the Program Agreement are hereby deemed modified as necessary to expand the Program to apply to commercial loans, in addition to consumer loans.
b.Each Small Business Loan is a Loan under the Sale Agreement and any Purchaser Loan that is a Small Business Loan shall be referred to in this Addendum as a “Purchased Small Business Loan”. Except as otherwise set forth in this Addendum, the terms and conditions set forth in the Sale Agreement that apply to the Program and the Loans and Purchaser Loans shall apply to Small Business Loan Program and the Small Business Loans and Purchased Small Business Loans, respectively, thereunder.
c.The term “Small Business Loan Applicant” shall mean a Loan Applicant with respect to a Loan that is a commercial loan. For the avoidance of doubt, only businesses are eligible for Loans under the Small Business Loan Program, which includes natural persons that are sole proprietorships who intend to use the Loan for business purposes.
d.The term “Small Business Borrower” shall mean a Borrower with respect to a Loan that is a commercial loan.
e.In addition to the representations and warranties set forth in 5(i) of the Sale Agreement, as of any Closing Date of a sale of any Small Business Loans to Purchaser, Bank represents and warrants that with respect to such Purchased Small Business Loan being sold:
i.To the best knowledge of Bank, with respect to each Purchased Small Business Loan that is secured by collateral of the Small Business Borrower (any such collateral, “Small Business Collateral”), such Purchased Small Business Loan is secured by a valid, legal, perfected, enforceable first-priority lien on such Small Business Collateral. To the best knowledge of Bank, all such action necessary to cause each such Purchased Small Business Loan to be secured as provided for above has been taken, including, without limitation, causing to be duly filed any and all instruments and documents, including UCC financing statements, necessary to obtain and perfect Bank’s security interest in any Small Business Collateral and the related rights and remedies with respect thereto.
ii.To the best knowledge of Bank, the Loan Documents for each Purchased Small Business Loan include each of the following, as part of the origination and servicing file for such Purchased Small Business Loan or otherwise: (i) the application of the obligor for credit; (ii) a copy of the Purchased Small Business Loan agreement and any amendments thereto; (iii) a copy (but not the original) of any UCC financing statement (if) naming Bank as secured party with respect to any security interest in the assets of the Small Business Borrower; (iv) any disclosures that are required to be made to the Small Business Loan Applicant and/or Small Business Borrower; (v) the guarantee (if any) by the guarantor or guarantors of the obligations of such Small Business Borrower under the Small Business Loan agreement and (vi) such other documents as Bank additionally maintains in connection with the origination and servicing of any Purchased Small Business Loan.
(3)Miscellaneous. The terms and conditions of the Sale Agreement in effect between the parties shall continue to be in full force and effect and apply to this Addendum; provided however, that solely with respect to the subject matter of this Addendum, in the event of a conflict between the terms of the Sale Agreement and the terms of this Addendum, the terms of this Addendum shall control. This Addendum may not be altered, amended, or modified except by written instrument, signed by the duly authorized representatives of all parties.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Addendum to be executed by their duly authorized representative as of the Addendum Effective Date.

CROSS RIVER BANK /s/ Gilles Gade Name: Gilles Gade Title: CEO /s/ Arlen Gelbard Name: Arlen Gelbard Title: General Counsel	UPSTART NETWORK, INC. /s/ Emiko Kurotsu Name: Emiko Kurotsu Title: Lead Commercial Counsel

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